Exhibit 99.1

                           FORWARD-LOOKING STATEMENTS

The Statements of Projected Operations include "forward-looking statements" within the meaning of Section 27a of the Securities Act of 1933, as amended, and
Section 21e of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are forward-looking statements. Although we believe that the expectations reflected in such statements are reasonable, we cannot assure you that such expectations will occur. Our actual future performance could differ materially from such statements as a result of many factors, including but not limited to coal prices, production costs, and recoverable reserves. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed herein and at pages 16-18 of the Company's Form 10-K for the fiscal year ended December 31, 2003.

                                            THE BEARD COMPANY AND SUBSIDIARIES
                                            Statements of Projected Operations
                                                       (Unaudited)
                                                                                 Year Ending December 31,
                                                                    ----------------------------------------------------
                                                                         2004              2005              2006
                                                                         ----              ----              ----
Revenues:
      Coal reclamation (a)                                          $      398,000    $    8,940,000    $    28,883,000
      Carbon dioxide (b)                                                   700,000           792,000            871,000
      China (c)                                                           -                4,068,000          8,928,000
      e-Commerce (d)                                                        29,000            40,000             60,000
                                                                    ---------------   ---------------   ----------------
                                                                         1,127,000        13,840,000         38,742,000

Operating expenses (e)                                                   2,302,000         9,868,000         28,863,000
                                                                    ---------------   ---------------   ----------------

Operating profit (loss)                                                 (1,175,000)        3,972,000          9,879,000

Other income (expense):
      Interest income                                                        4,000             4,000              4,000
      Interest expense (f)                                                (499,000)       (1,008,000)        (1,911,000)
      Equity in net earnings of unconsolidated affiliate (g)               298,000           233,000           -
      Gain on settlement                                                 2,943,000          -                  -
      Gain on sale of assets                                                76,000          -                  -
      Minority interest in operations of consolidated subsidiaries        -               (1,496,000)        (3,897,000)
      Other                                                                 10,000          -                  -
                                                                    ---------------   ---------------   ----------------

Earnings before income taxes                                             1,657,000         1,705,000          4,075,000

Income taxes                                                               (99,000)         -                  -
                                                                    ---------------   ---------------   ----------------

Net earnings (h)                                                    $    1,558,000    $    1,705,000    $     4,075,000
                                                                    ===============   ===============   ================

Net earnings per common share:
      Basic                                                         $         0.29    $         0.30    $          0.66
                                                                    ===============   ===============   ================
      Diluted                                                       $         0.23    $         0.25    $          0.51
                                                                    ===============   ===============   ================

Weighted average common shares outstanding:
      Basic                                                              5,364,000         5,600,000          6,200,000
                                                                    ===============   ===============   ================
      Diluted                                                            6,800,000         6,800,000          8,000,000
                                                                    ===============   ===============   ================

See accompanying notes to financial statements.


                       THE BEARD COMPANY AND SUBSIDIARIES

                 NOTES TO THE STATEMENTS OF PROJECTED OPERATIONS
                                   (Unaudited)


     (a) The Company's principal business is coal slurry pond reclamation. The Coal Segment is currently pursuing a number of different projects. On July 15, 2004 the Company announced that Beard Technologies, Inc. ("BTI") had signed an agreement to provide dredging services to a subsidiary of DTE Energy Company ("DTE") for an initial term of two years, extendible at DTE's option for up to an additional four years. On September 7, 2004 the Company announced that BTI had signed an agreement to reclaim slurry for Pinnacle Mining Company, LLC. This agreement has an initial term of six years, extendible for an additional four years if significant recoverable reserves remain at the end of the initial term. The Company is also pursuing other projects as reflected in the Schedule of Active Projects at Exhibit A.

     The projections reflect the DTE service contract beginning in August 2004 and assume that the contract will be extended at the end of the initial term. The projections also reflect Project A beginning in September 2004. The projections also assume that a second pond recovery project (Project B) starts in March 2005 and runs through July 2011, that a third pond recovery project (Project C) starts in May 2005 and runs through September 2009, and that a fourth pond recovery project (Project D) starts in August 2005 and runs through December 2013. On each of the four pond recovery projects, the projections assume that BTI receives an overhead charge of $50,000 per month for the first five months and $30,000 per month thereafter from the LLC operating the project. No assumptions have been made on the other project shown on Exhibit A.

     The projections assume that BTI owns Projects A, B and C 100%; Project D assumes that BTI has a 50% partner. On all four projects it is assumed that BTI obtains the required debt financing through loans guaranteed by the U.S. Department of Agriculture, Rural Development. Project A assumes that the Company raises the required equity needed to secure the USDA-backed financing through the offering which is the subject of this Memorandum. The Company will also need to provide the equity portion of the financing for Project B. BTI has equipment on hand which it believes is sufficient to provide the equity needed for Project
C. It is contemplated that a strong financial partner will provide the equity needed for Project D. However, there is no assurance that the required financing will be obtained or that any of the projects will materialize.

     (b) 2004 revenues, expenses and profits of the CO2 Segment have been based upon actual first half 2004 results, with anticipated improvement during the second half of the year due to expected better marketing and pricing resulting from the McElmo Dome Settlement. Beginning in late 2004 and continuing thereafter, significant improvement in revenues and net profit are anticipated as a result of reduced pipeline charges stemming from the settlement.

     (c) In China the Company has been seeking financing for three large projects costing several million dollars each. However, the projections assume only that a "mini-plant", costing $1.6 million, is funded by outside investors who get receive 90% of the cash flow from the project, with Beard Environmental Engineering, LLC ("BEE") backing in for a 50% interest after investor payout. The projections assume that the mini-plant is started in November 2004, with BEE receiving a management fee of $15,000 per month during the project life commencing with project startup. Payout is projected to occur in January 2006.

     (d) Revenues and expenses for the e-Commerce Segment have also been reflected in an anticipated worst case scenario. Revenues reflect the revenues presently anticipated from starpay's existing license agreement. starpay's basic overhead is assumed to remain at its present level of approximately $11,000 per month pending the outcome of the Visa litigation. In addition, starpay's share of the legal costs related to the lawsuit have been estimated at $32,000 for the last six months of 2004, at $50,000 for 2005 and at $40,000 for 2006.

     (e) Includes all of the operating expenses of the Coal, CO2, China and e-Commerce Segments based upon the assumptions set forth in footnotes (a), (b),
(c) and (d). Also assumes that Beard (Parent) overhead is at $960,000 in 2004 and increases to $1,040,000 in 2005 and drops to $1,000,000 in 2006. The $80,000 increase in 2005 includes the estimated cost of complying with the new Sarbanes-Oxley 404 requirements; in 2006 this cost is expected to be $40,000 less than in 2005.

     (f) Interest expense includes the interest associated with the Parent Company debt, including that associated with this offering, together with the interest cost associated with the four Coal projects discussed in footnote (a).

     (g) Reflects our current estimate of the net earnings expected to be received from an unconsolidated subsidiary for the periods shown. It is anticipated that this subsidiary will wind up its affairs in August of 2005.

     (h) These projections have been included to indicate the profitability that may be achieved if the projects outlined in footnotes (a) and (c) are implemented within the indicated time frames and if the other assumptions contained herein prove to be reasonably accurate.